As filed with the Securities and Exchange Commission on January 9, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________

SYNTHESIS ENERGY SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

_____________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-2110031 (I.R.S. Employer Identification No.)
6330 West Loop South, Suite 300 Houston, Texas 77401 (Address and Zip Code of Principal Executive Offices) ______________

SYNTHESIS ENERGY SYSTEMS, INC.

AMENDED AND RESTATED 2005 INCENTIVE PLAN

(Full Title of the Plan)

______________

Name, Address and Telephone

Number of Agent for Service:

Timothy E. Vail

President and Chief Executive Officer

Synthesis Energy Systems, Inc.

6330 West Loop South, Suite 300

Houston, Texas 77401

 (713) 579-0600

		Copy of Communications to: Robert G. Reedy Porter & Hedges, L.L.P. 1000 Main Street, 36th Floor Houston, Texas 77002-6336 (713) 226-6000
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.01 per share	2,000,000	$11.20	$22,400,00	$881

(1)

Pursuant to Rule 416(a), also registered hereunder are an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the Amended and Restated Synthesis Energy Systems, Inc. 2005 Incentive Plan, as amended (the “Plan”).

(2)

Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on The Nasdaq Capital Market on January 4, 2008, $11.20.

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STATEMENT UNDER GENERAL INSTRUCTION E – REGISTATION OF ADDITIONAL SECURITIES

  This registration statement registers an additional 2,000,000 shares of our common stock related to the Amended and Restated 2005 Incentive Plan, which are the same class as other securities for which a registration statement on Form S-8, File No. 333-147490, has been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the prior registration statement are hereby incorporated by reference.

ITEM 8.

EXHIBITS

Exhibit No.	Description
4.1

Amended and Restated Synthesis Energy Systems, Inc. 2005 Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 3 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on May 1, 2007).

*5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.
*23.1	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
*23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
*24.1	Power of Attorney (included on signature page of this registration statement).

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 8th day of January, 2008.

SYNTHESIS ENERGY SYSTEMS, INC.

By:	/s/ Timothy E. Vail
Timothy E. Vail
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy E. Vail and David Eichinger, and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the provisions of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity In Which Signed	Date
/s/ Timothy E. Vail	President and Chief Executive Officer and Director (Principal Executive Officer)	January 8, 2008
Timothy E. Vail
/s/ David Eichinger	Chief Financial Officer and Senior Vice President of Corporate Development (Principal Financial Officer)	January 8, 2008
David Eichinger
/s/ Carol Pearson	Corporate Controller and Secretary (Principal Accounting Officer)	January 8, 2008
Carol Pearson
/s/ Donald Bunnell	President, Chief Executive Officer – Asia Pacific and Director	January 8, 2008
Donald Bunnell
/s/ Lorenzo Lamadrid	Director	January 8, 2008
Lorenzo Lamadrid
/s/ Michael Storey	Director	January 8, 2008
Michael Storey
/s/ Denis Slavich	Director	January 8, 2008
Denis Slavich
/s/ Harry Rubin	Director	January 8, 2008
Harry Rubin

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INDEX TO EXHIBITS

Exhibit No.	Description
4.1

Amended and Restated Synthesis Energy Systems, Inc. 2005 Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Company’s Registration Statement (Registration No. 333-140367) on Form SB-2 filed on May 1, 2007).

*5.1	Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.
*23.1	Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
*23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
*24.1	Power of Attorney (included on signature page of this registration statement).

*  Filed herewith.

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